                                                                    EXHIBIT 10.3


THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY'S COUNSEL THAT THIS PROMISSORY NOTE MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

                          AMERICAN HOMESTAR CORPORATION

                                 PROMISSORY NOTE

                                  Dallas, Texas


March 15, 1999                                                    $4,411,177.00

         FOR VALUE RECEIVED, American Homestar Corporation, a Texas corporation ("Maker"), hereby promises to pay to the order of Zaring National Corporation, an Ohio corporation ("Payee"), at such place as Payee or any subsequent holder may from time to time direct Maker in writing, the principal sum of Four Million Four Hundred and Eleven Thousand One Hundred and Seventy-Seven Dollars ($4,411,177.00), together with interest thereon which shall accrue at a rate equal to the daily prime rate per annum as announced from time to time by PNC Bank, National Association or its successor. Subject to any maximum interest rate limitations specified by applicable law, if and when such prime rate changes, then in each such event, the rate of interest hereunder will change automatically without notice to Maker effective as of the date of such change. All payments on this note (this "Note") shall be due and payable in lawful money of the United States of America. This Note was issued in connection with the transactions described in that certain Amended and Restated Securities Purchase Agreement, dated as of March 15, 1999, by and among Maker, Payee, HomeMax, Inc., a Delaware corporation, and HomeMax Operating Properties, L.L.C., a Delaware limited liability company (the "Purchase Agreement").

         1. Principal and Interest Payments. Interest on this Note shall be due and payable on the first day of each calendar quarter commencing on April 1, 1999 and continuing until the Note has been paid in full. The principal, together with all accrued but unpaid interest hereon, shall be due and payable in three annual installments beginning on the first anniversary of the date of this Note with the first two annual installments to be in the amount of $1,470,392.00 each and the third and final installment to be in the amount of $1,470,393.00.

         2. Prepayments. At the option of Maker, the unpaid principal balance of this Note may be prepaid in whole together with all accrued but unpaid interest at any time.



American Homestar Corporation Promissory Note                             Page 1

         3. Method of Payment. All payments made under this Note, whether of principal or interest, shall be made by Maker to the holder hereof on the date specified or provided herein and shall be delivered by means of certified or cashiers' check or wire transfer of immediately available funds to an account specified by the holder hereof. Whenever payment hereunder shall be due on a day which is not a Business Day (as hereinafter defined), the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment is extended by operation of law or otherwise, interest thereon shall be payable for such extended time. "Business Day" means every day which is not a Saturday, Sunday or legal holiday.

         4. Events of Default. The following shall constitute events of default ("Events of Default") hereunder:

            (a) failure of Maker to make any payment on this Note as and when the same becomes due and payable in accordance with the terms hereof and the continuance of such failure for a period of five (5) days after written notice specifying such default has been delivered to Maker by Payee;

            (b) failure of Maker to perform any other covenant contained herein, if the same has continued for thirty (30) days after written notice specifying such default has been delivered to Maker by Payee;

            (c) if Maker makes an assignment for the benefit of creditors, or petitions or applies for the appointment of a liquidator, receiver or custodian (or similar official) of it or of any substantial part of its assets, or if Maker commences any proceeding or case relating to it under the Bankruptcy Code or any other bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, or takes any action to authorize any of the foregoing; or

            (d) if any petition or application of the type described in subparagraph (c) immediately above is filed or if any such proceeding or case described in subparagraph (c) is commenced against Maker and is not dismissed within sixty (60) days, or if Maker indicates its approval thereof, consents thereto or acquiesces therein, or if an order is entered appointing any such liquidator or receiver or custodian (or similar official), or adjudicating Maker bankrupt or insolvent, or approving a petition in any such proceeding, or if a decree or order for relief is entered in respect of Maker in an involuntary case under the Bankruptcy Code or any other bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction.

         In the event any one or more of the Events of Default specified above occurs and is continuing, the holder of this Note may (i) accelerate the maturity of this Note with notice to Maker at which time all such amounts shall be immediately due and payable, (ii) proceed to protect and enforce its rights either by suit in equity or by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power or right granted by this Note, or (iii) enforce any other legal or equitable right of the holder of this Note.

        5. Delay or Omission Not Waiver. No delay or omission on the part of the holder of this



American Homestar Corporation Promissory Note                             Page 2

Note in the exercise of any power, remedy or right under this Note, or under any other instrument executed pursuant hereto, shall operate as a waiver thereof, nor shall a single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other right or power hereunder.

         6. Waiver. Any term, covenant, agreement or condition of this Note may, only with the written consent of Maker and Payee, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), altered, modified or amended.

         7. Attorneys' Fees and Costs. In the event an Event of Default shall occur, and in the event that thereafter this Note is placed in the hands of an attorney for collection, or in the event this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case Maker promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees and court costs incurred by the holder hereof on account of such collection, whether or not suit is filed.

         8. Successors and Assigns. All of the covenants, stipulations, promises and agreements in this Note made by Maker and Payee (by virtue of its acceptance of this Note) shall bind its successors and assigns, whether so expressed or not.

         9. Maximum Lawful Rate. It is the intent of the Maker and holder of this Note to conform to and contract in strict compliance with applicable usury law from time to time in effect. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the rate of interest taken, reserved, contacted for, charged or received under this Note exceed the highest lawful interest rate permitted under applicable law. If the holder of this Note shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the highest lawful interest rate permitted under applicable law, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on this Note in the inverse order of its maturity and not to the payment of interest, or refunded to Maker or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of this Note so that the amount of interest on account of such obligation does not exceed the maximum permitted by applicable law. As used in this Section, the term "applicable law" shall mean the laws of the State of Texas or the federal laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.



American Homestar Corporation Promissory Note                             Page 3

         10. Offset. Any and all amounts owing or to be paid by Maker hereunder shall be subject to offset and reduction pro tanto by Offset Amounts (as that term is defined in the Purchase Agreement) then due and payable by Payee to Maker under the Purchase Agreement (whether or not Payee has pledged, sold, assigned, hypothecated or otherwise transferred this Note), and any subsequent holder of this Note takes the same subject to this Section 10.

         11. Governing Law. This Note shall be governed by and construed in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of Texas.

         12. Notice. All notices, demands or requests provided for or permitted to be given under this Note must be in writing, and shall be given and be deemed received as set forth in the Purchase Agreement.

         13. Severability. In case any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or `unenforceability shall not affect any other provision hereof.

         EXECUTED as of the date first set forth above.


                                       AMERICAN HOMESTAR CORPORATION



                                       By:
                                          --------------------------------------
                                              Laurence A. Dawson, Jr., President



American Homestar Corporation Promissory Note                             Page 4